CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly report of SaVi Media Group, Inc. (the “Company”) on Form 10-QSB for the period ending March 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Greg Sweeney, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to SaVi Media Group, Inc. and will be retained by SaVi Media Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: May 20, 2007	By: /s/ GREG SWEENEY
Greg Sweeney
Chief Executive Officer